Exhibit 99.3

Special InterMune All Hands Meeting

August 25, 2014

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

SOME OF THE STATEMENTS CONTAINED IN THIS ANNOUNCEMENT ARE FORWARD-LOOKING
STATEMENTS, INCLUDING STATEMENTS REGARDING THE EXPECTED CONSUMMATION OF THE
ACQUISITION, WHICH INVOLVES A NUMBER OF RISKS AND UNCERTAINTIES, INCLUDING THE
SATISFACTION OF CLOSING CONDITIONS FOR THE ACQUISITION, SUCH AS REGULATORY
APPROVAL FOR THE TRANSACTION, THE TENDER OF A MAJORITY OF THE OUTSTANDING
SHARES OF COMMON STOCK OF INTERMUNE AND THE POSSIBILITY THAT THE TRANSACTION
WILL NOT BE COMPLETED. THESE STATEMENTS ARE BASED ON CURRENT EXPECTATIONS,
ASSUMPTIONS, ESTIMATES AND PROJECTIONS, AND INVOLVE KNOWN AND UNKNOWN RISKS,
UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE RESULTS, LEVELS OF ACTIVITY,
PERFORMANCE OR ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM ANY FUTURE
STATEMENTS. THESE STATEMENTS ARE GENERALLY IDENTIFIED BY WORDS OR PHRASES SUCH
AS "BELIEVE", "ANTICIPATE", "EXPECT", "INTEND", "PLAN", "WILL", "MAY",
"SHOULD", "ESTIMATE", "PREDICT", "POTENTIAL", "CONTINUE" OR THE NEGATIVE OF
SUCH TERMS OR OTHER SIMILAR EXPRESSIONS. IF UNDERLYING ASSUMPTIONS PROVE
INACCURATE OR UNKNOWN RISKS OR UNCERTAINTIES MATERIALIZE, ACTUAL RESULTS AND
THE TIMING OF EVENTS MAY DIFFER MATERIALLY FROM THE RESULTS AND/OR TIMING
DISCUSSED IN THE FORWARD -LOOKING STATEMENTS, AND YOU SHOULD
NOT PLACE UNDUE RELIANCE ON THESE STATEMENTS. ROCHE AND INTERMUNE DISCLAIM ANY
INTENT OR OBLIGATION TO UPDATE ANY FORWARD -LOOKING STATEMENTS AS A RESULT OF
DEVELOPMENTS OCCURRING AFTER THE PERIOD COVERED BY THIS REPORT OR OTHERWISE.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

THE TENDER OFFER FOR THE OUTSTANDING COMMON STOCK OF INTERMUNE HAS NOT BEEN
COMMENCED. THIS ANNOUNCEMENT
IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE AN OFFER TO PURCHASE
OR A SOLICITATION OF AN OFFER TO SELL INTERMUNE COMMON STOCK. THE SOLICITATION
AND OFFER TO BUY INTERMUNE COMMON STOCK WILL ONLY BE MADE PURSUANT TO AN OFFER
TO PURCHASE AND RELATED MATERIALS. AT THE TIME THE OFFER IS COMMENCED, ROCHE
AND INTERMUNE ACQUISITION CORPORATION, A WHOLLY OWNED SUBSIDIARY OF ROCHE, WILL
FILE A TENDER OFFER STATEMENT ON SCHEDULE TO WITH THE UNITED STATES SECURITIES
AND EXCHANGE COMMISSION (THE "SEC") AND THEREAFTER, INTERMUNE WILL FILE A
SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WITH RESPECT TO THE
OFFER. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS
CAREFULLY WHEN THEY BECOME AVAILABLE SINCE THEY WILL CONTAIN IMPORTANT
INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER. THE OFFER TO
PURCHASE, SOLICITATION/RECOMMENDATION STATEMENT AND RELATED MATERIALS WILL BE
FILED BY ROCHE AND INTERMUNE WITH THE SEC, AND INVESTORS AND SECURITY HOLDERS
MAY OBTAIN A FREE COPY OF THESE MATERIALS (WHEN AVAILABLE) AND OTHER DOCUMENTS
FILED BY ROCHE AND INTERMUNE WITH THE SEC AT THE WEBSITE MAINTAINED BY THE SEC
AT WWW.SEC.GOV.
Any statements regarding earnings per share growth is not a profit forecast and should not be interpreted to mean that Roche's earnings or earnings per share for this year or any subsequent period will necessarily match or exceed the historical published earnings or earnings per share of Roche.

For marketed products discussed in this presentation, please see full prescribing information on our website www.roche.com

All mentioned trademarks are legally protected.

Speakers and Guests

[] Dan Welch, Chairman, CEO and President -- InterMune

[] Severin Schwan, CEO -- Roche

[] Dan O'Day, COO -- Roche

[] Ian Clark, Head North America, CEO -- Genentech

[] Sandra Horning, CMO & Head of Global Product Development -- Roche

[] Khurem Farooq, SVP & Business Unit Head -- Genentech

[] Steve Krognes, CFO North America -- Genentech

InterMune and Roche Reach Definitive Merger Agreement

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A Strategic Merger of Two Companies Passionate about Patients with IPF

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Making the Right Choice for Patients and Investors

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What's Next?

ALL InterMune employees are guaranteed their
comparable aggregate target compensation and benefits
through the end of 2015

[] Bonuses earned in 2014 will be paid in 2015, based upon
corporate objectives

I will remain responsible for entire organization, working
with the ILT through 2014

InterMune/Roche leadership working on integration plan

Our mission remains the same

InterMune All-Hands Meeting 25 August 2014

Severin Schwan, CEO Roche Group
Daniel O'Day, COO Roche Pharmaceuticals
Ian Clark, Head North America, CEO Genentech

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Introduction to Roche Group

Introduction to Roche Pharma

How our companies fit together

Launching pirfenidone together in the US post closing

Next Steps and Conclusions

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Roche Group

A research -focused healthcare company

[] Headquartered in Basel, Switzerland, since 1896

[] Founding families still hold a majority stake

[] Genentech is a wholly owned member

#1 biotech company

#1 in oncology

#1 in hospital markets

#1 in in vitro diagnostics

Roche Group

Sales 2013

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Note: 2013 reported figures in Swiss Francs (CHF) translated to US dollars
(USD) using exchange rate CHF/USD 0.93

Roche Strategy

Focused on medically differentiated therapies

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Roche Group

Our purpose

Doing now what patients need next

Introduction to Roche Group

Introduction to Roche Pharma

How our companies fit together

Launching pirfenidone together in the US post closing

Next Steps and Conclusions

Roche Pharma regions

Global presence to reach as many patients as possible with our medicines

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Our top 10 products

Focused on first and best in class therapies

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Roche Portfolio Overview

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(1) FPI in 1H 2014; (2) Phase III decision pending

2014 so far in numbers

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Introduction to Roche Group

Introduction to Roche Pharma

How our companies fit together

Launching pirfenidone together in the US post closing

Next Steps and Conclusions

Cultural Fit

Shared values and patient focus

Roche Core Values

Integrity

Courage

Passion

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InterMune Core Values

Integrity

Passion

Accountability

Creativity

Teamwork

Strategic fit

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Portfolio fit

Complements pulmonology portfolio

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(1) FPI in 1H 2014; (2) Phase III decision pending

Commercial fit

Compelling commercial opportunity

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Introduction to Roche Group

Introduction to Roche Pharma

How our companies fit together

Launching pirfenidone together in the US post closing

Next Steps and Conclusions

Genentech

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[] Founded in 1976 the first biotech company

[] Based in South San Francisco
-- 10,000+ people
-- All functions

[] Focus
-- Science
-- Patients
-- Great Place to Work

Genentech -- Leading biotech in the US

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Genentech -- Great Place to Work

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Introduction to Roche Group

Introduction to Roche Pharma

How our companies fit together

Launching pirfenidone together in the US post closing

Next Steps and Conclusions

Roche committed to ensuring a smooth transition for employees

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For all employees:

[] We will guarantee each employee comparable aggregate target compensation and benefits through the end of 2015

[] We will work as expeditiously as possible to determine the changes that need to be made and provide timelines/next steps

Working together for IPF patients

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[] We look forward to welcoming you!

[] We ask for your continued support at this critical time for
Esbriet/pirfenidone

[] We are committed to ensuring a smooth transition process and will fully support you

[] Let's make a difference for IPF patients!

Doing now what patients need next

Our Mission

Yesterday we were responsible to
Deliver Sales, Deliver ASCEND

Our Mission

Yesterday we were responsible to
Deliver Sales, Deliver ASCEND

We remain responsible to
Deliver Sales, Deliver ASCEND